Held Harmless and Indemnification

The Private Treasury and Foreign Company and/or domestic or Foreign banks, firms, corporations, or individuals, directly or indirectly operating in interstate commerce and/or foreign commerce along with said Private Treasury and Foreign Company are held harmless and are indemnified. All other provisions relating to a chapter, subchapter, or the application of such provision including rules, regulations, or otherwise, which would refuse, delay, or cause to be rejected and/or rescinded; relating to the transaction of said offer and sell of securities in exchange for real property, personal property, services and/or products, shall be held invalid and be in violation of applicable laws mentioned herein; Consequently, said provisions relating to a chapter, subchapter, or the application of such provision does not apply to said Private Treasury and Foreign Company; **evidenced by the following United States Statutes At Large: Securities Act of 1933: Separability of Provisions- May 27,1933, Ch. 38, Title I, § 26, 48 Stat. 88 (15 U.S. Code § 77z); Securities Exchange Act of 1934; Separability of Provisions- June 6, 1934, Ch. 404, Title I, § 33, 48 Stat. 905 (15 U.S. Code § 78gg); Trust Indenture Act of 1939: Separability of Provisions- May 27, 1933, Ch. 38, Title III, § 328, as added Aug. 3, 1939, Ch. 411, 53 Stat. 1177 (15 U.S. Code § 77bbbb); Investment Company Act of 1940: Separability of Provisions- 76th CONG., 3D SESS. 68--AUG. 22,1940; 54 STAT. 847 (15 U.S. Code § 80a-50)**

United States Statutes At Large; Little and Brown's Edition of Laws in support of Public Laws which are in support of Class of Securities, Registration of Securities, and additional attachments related to said class of securities.

This instrument, class of securities, registration of securities, and additional attachments related to said registration of securities, are governed by two or more of the following United States Statute At Larges; Sealing of Instruments; record made in regular course of business; Government records and papers; copies; State and Territorial non-Judicial records; full faith and credit; Concealment, Removal, or Mutilation Generally; evidenced by United States Statutes At Large: PUBLIC LAWS – CH. 388- JULY 30, 1947; 61 STAT. [H.R. 1565][Public Law 278]- Page 636; § 114; PUBLIC LAWS – CH. 646- JUNE 25,1948; 62 STAT. [H.R. 3214][Public Law 773] – Page(s) 945, 946, 947 §§ 1732, 1733, 1739; PUBLIC LAWS- CH. 645- JUNE 25, 1948; 80TH CONG., 2D SESS. 62 STAT- Page 795, § 2071; Public Law 101-510; June 25,1948, Ch. 645, 62 Stat. 698, § 285; Amendment(s) 1994—Public Law 103-322.